Exhibit 5.1

Our File No.	316454
Date	April 21, 2026

Liberty Defense Holdings, Ltd.
187 Ballardvale Street, Suite 110
Wilmington, MA
USA 01887

Dear Sirs:

Re: Liberty Defense Holdings, Ltd. – Registration Statement on Form F-1

We have acted as Canadian legal counsel to Liberty Defense Holdings, Ltd., a corporation existing under the laws of the Province of British Columbia (the “Company”), in connection with the Registration Statement on Form F-1 filed by the Company on April 21, 2026 (the “462(b) Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the requirements of Rule 462(b) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $2,875,003 in (a) common shares (the “Offered Shares”), no par value, of the Company (“Common Shares”), which includes up to $375,000 in Common Shares offered pursuant to a 30-day over-allotment option granted to the Underwriter (as defined below), (b) pre-funded warrants to purchase Common Shares (“Pre-Funded Warrants”), in each case pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and The Benchmark Company, LLC (the “Underwriter”), and (c) Common Shares issuable upon the exercise of the Pre-Funded Warrants (the “Warrant Shares”), each to be sold or issued, as applicable, by the Company. The 462(b) Registration Statement incorporates by reference the Company’s Registration Statement on Form F-1 (File No. 333-293217) initially filed by the Company on February 5, 2026 and declared effective by the Commission on March 31, 2026 (as amended, the “Prior Registration Statement,” and, together with the 462(b) Registration Statement, the “Registration Statement”). The Offered Shares and the Pre-Funded Warrants are to be sold by the Company (the “Offering”), in each case at a public offering price to be set in accordance with the resolutions of the board of directors of the Company, or a committee thereof, to be dated on or prior to the date of the Underwriting Agreement (the “Resolutions”), the Underwriting Agreement and the Registration Statement.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, including the prospectus included in the Prior Registration Statement (the “Prospectus”), the Company’s Notice of Articles, the Company’s Articles dated July 27, 2020, records of the Company’s corporate proceedings in connection with the Offering, including the Resolutions, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as certified, photostatic or other copies; (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vii) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company).

McMillan LLP ½ Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 ½ t 604.689.9111 ½ f 604.685.7084

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April 21, 2026 Page 2

When our opinion refers to the Common Shares to be issued having been issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Common Shares cannot be required to contribute any further amounts to the Company by virtue of his, her or its status as holder of such Common Shares, either in order to complete payment for the Common Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Common Shares.

We are qualified to practice law in British Columbia. Our opinion below is limited to the existing laws of the British Columbia, including all applicable provisions of the Business Corporations Act (British Columbia) (the “BCBCA”), and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Company.

The Pre-Funded Warrants constituting valid and binding obligations under the laws of the State of New York is addressed in the opinion of McGuireWoods LLP, which is separately provided to you. We express no opinion with respect to those matters therein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

In expressing the opinion in paragraph 1 below, we have relied on a certificate of good standing issued by the Registrar of Companies of British Columbia pursuant to the BCBCA dated April 20, 2026 in respect of the Company.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	The Company is a corporation existing under the BCBCA and is, with respect to the filing of annual reports with the Registrar of Companies of British Columbia, in good standing;

2.	The Offered Shares have been duly authorized and, when the Offered Shares are issued and sold in the manner contemplated by the Resolutions, the Underwriting Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable Common Shares in the capital of the Company; and

3.	The Warrant Shares have been duly authorized and reserved for issuance, and when such Warrant Shares are issued upon due exercise of the Pre-Funded Warrants in accordance with the terms and conditions of the certificates representing the Pre-Funded Warrants, including the receipt by the Company of the exercise price therefor, will be validly issued as fully paid and non-assessable Common Shares in the capital of the Company.

April 21, 2026 Page 3

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement, and to the use of our firm’s name in the section of the Prior Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 8(a) of Form F-1 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act in connection with the filing of the 462(b) Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose without our prior written consent; provided however, that it may be relied upon by persons entitled to rely on it pursuant to the applicable provisions of U.S. federal securities laws, including but not limited to any purchaser of the Offered Shares or the Pre-Funded Warrants. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the 462(b) Registration Statement.

Yours truly,

/s/ McMillan LLP